Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2015, relating to the consolidated financial statements and financial statement schedule of SCANA Corporation and subsidiaries, and the effectiveness of SCANA Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 2014.

/s/Deloitte & Touche LLP
Charlotte, North Carolina
May 15, 2015